EXHIBIT 4.3
GUARANTEE

THIS GUARANTEE dated as of July 6, 2007, by each of the signatories listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 19 (the “Guarantors”), in favor of the Collateral Agent for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof, (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among Dollar General Corporation, a Tennessee corporation (the “Borrower”), the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), Goldman Sachs Credit Partners L.P., as Syndication Agent, Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Documentation Agents, and Citicorp North America, Inc., as Administrative Agent and Collateral Agent;

WHEREAS, each Guarantor is a direct or indirect wholly-owned Subsidiary of the Borrower;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, and the Lenders to enter into the Credit Agreement and to induce the respective Lenders to make their Loans to the Borrower under the Credit Agreement and to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower and/or its Subsidiaries, the Guarantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1.  Defined Terms.

(a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(c)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.  Guarantee.

(a)  Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Collateral Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, acceleration, demand or otherwise) of the Obligations of anyone other than such Guarantor (including amounts that would become due but for operation of the automatic stay under 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).

(b)  Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.

(c)  Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee.

(d)  Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(e)  No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent , the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations under the Credit Documents are paid in full and the Commitments thereunder are terminated.

(f)  Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent or any other Secured Party on account of its li-

ability hereunder, it will notify the Collateral Agent in writing that such payment is made under this Guarantee for such purpose.

3.  Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties up to the maximum liability of such Guarantor hereunder.

4.  Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration, demand or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor. Each Secured Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

5.  No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by applicable law) of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of any of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution, indemnifications or reimbursement from the Borrower or any other Guarantor or other guarantor in respect of payments made by such Guarantor hereunder in each case, until all amounts owing to the Collateral Agent and the other Secured Parties on account of the Obligations under the Credit Documents are paid in full and the Commitments thereunder are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Collateral Agent may determine. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Collateral Agent or any Secured Party may have against Borrower, to all right, title and interest the Collateral Agent or any Secured Party may have in any such collateral or security, and to any right the Collateral Agent or any Secured Party may have against such other guarantor.

6.  Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith and the Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Hedge Agreement, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any Guarantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Guarantor or any other person or any release of any Borrower or any Guarantor or any other person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7.  Guarantee Absolute and Unconditional.

(a)  Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee. All Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee, and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by applicable law, each Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or any other defense of the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection (this Guarantee is a primary obligation of each Guarantor and not merely a contract of surety) without regard to and hereby waives, to the fullest extent permitted by applicable law, any and all defenses that it may have arising in connection with, (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Secured Hedge Agreement, any of the Obligations or any amendment to or waiver of, any provision of any thereof (including any change in time, place, manner, or place of payment, amendment, or waiver or increase thereof) or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance), including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, that may at any time be available to or be asserted by any Borrower against the Collateral Agent or any other Secured Party or, (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and the other Secured Parties against such Guarantor.

(b)  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full and the Commitments thereunder shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement and any Secured Hedge Agreement the Credit Parties may be free from any Obligations.

(c)  A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 13.1 of the Credit Agreement.

8.  Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.  Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars (based on the Dollar Equivalent amount of such Obligations on the date of payment) at the Collateral Agent’s Office. Each Guarantor agrees that the provisions of Sections 5.4 and 13.19 of the Credit Agreement shall apply to such Guarantor’s obligations under this Guarantee.

10.  Representations and Warranties; Covenants.

(a)  Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Credit Agreement as they relate to such Guarantor and in the other Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b)  Each Guarantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that, from and after the date of this Guarantee until the Obligations are paid in full and the Commitments are terminated, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of the Credit Agreement and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

11.  Authority of the Collateral Agent.

(a)  The Collateral Agent enters into this Guarantee in its capacity as agent for the Secured Parties from time to time. The rights and obligations of the Collateral Agent under this Guarantee at any time are the rights and obligations of the Secured Parties at that time. Each of the Secured Parties has (subject to the terms of the Credit Documents) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Credit Documents. The rights, remedies and discretions of the Secured Parties, or any of them, under this Guarantee may be exercised by the Collateral Agent. No party to this Guarantee is obliged to inquire whether an exercise by the Collateral Agent of any such right, remedy or discretion is within the Collateral Agent’s authority as agent for the Secured Parties.

(b)  Each party to this Guarantee acknowledges and agrees that any changes (in accordance with the provisions of the Credit Documents) in the identity of the persons from time to time comprising the Secured Parties gives rise to an equivalent change in the Secured Parties, without any further act. Upon such an occurrence, the persons then comprising the Secured Parties are vested with the rights, remedies and discretions and assume the obligations of the Secured Parties under this Guarantee. Each party to this Guarantee irrevocably authorizes the Collateral Agent to give effect to the change in Lenders contemplated in this Section 11(b) by countersigning an Assignment and Acceptance.

(c)  Each Guarantor acknowledges and agrees that it has adequate means to obtain information from the Borrower and each other Guarantor on a continuing basis concerning the financial condition of the Borrower and each other Guarantor and its ability to perform its obligations under the Credit Agreement, the other Credit Documents and any Secured Hedge Agreement, and each Guarantor assumes the responsibility of keeping informed of the financial condition of the Borrower and each other Guarantor and all circumstances bearing upon the risk of nonpayment of the Borrower and each other Guarantor. Each Guarantor hereby waives and relinquishes any duty on the part of the Collateral Agent to disclose any matter, fact or thing related to the Borrower and each other Guarantor whether now or hereafter known.

12.  Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

13.  Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

14.  Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15.  Integration. This Guarantee together with the other Credit Documents and each other document in respect of any Secured Hedge Agreement represent the agreement of each Guarantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein, in the other Credit Documents or, each other document in respect of any Secured Hedge Agreement.

16.  Amendments in Writing; No Waiver; Cumulative Remedies.

(a)  None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.1 of the Credit Agreement.

(b)  Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 16(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any Secured Party would otherwise have on any future occasion.

(c)  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.  Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.  Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Collateral Agent.

19.  Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 9.11 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee, upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee (and any such assignment without such consent shall be null and void).

20.  WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

21.  Submission to Jurisdiction; Waivers; Service of Process. Each Guarantor hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of the Borrower at the Borrower’s address set forth in the Credit Agreement, and such Person hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf;

(d)  agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other Secured Party to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages.

22.  GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to he duly executed and delivered by its duly authorized officer or other representative as of the day and year first above written.

                    DOLLAR GENERAL CORPORATION, as
   Guarantor

                    By: /s/ Wade Smith
Name:	Wade Smith
Title:	Treasurer

                    DG RETAIL, LLC, as Guarantor

                    By: /s/ Wade Smith
Dollar	General Corporation
as sole member
                          Wade Smith
                           Treasurer

                    DOLGENCORP, INC., as Guarantor

                    By: /s/ Wade Smith
Name:	Wade Smith
Title:	Treasurer

                    DOLGENCORP OF NEW YORK, INC., as
        Guarantor

                    By: /s/ Wade Smith
                                                    Name: Wade Smith
                                              Title:    Treasurer

                    DOLGENCORP OF TEXAS, INC., as Guarantor

                    By: /s/ Wade Smith
                                                          Name: Wade Smith
                                              Title:    Treasurer

Guarantee Signature Pages

                                        DG TRANSPORTATION, INC., as Guarantor

                                        By: /s/ Wade Smith
Name:	Wade Smith
Title:	Treasurer

                                        DG LOGISTICS, LLC, as Guarantor

                                        By: /s/ Wade Smith
                                    DG Transportation, Inc. as Manager
                                       Wade Smith
                                        Treasurer

                                        DGC PROPERTIES LLC, as Guarantor

By: /s/Wade Smith
                                                                                                  Dolgencorp, Inc., as sole member
                                                  Wade Smith
                                                                                                  Treasurer

                                        SOUTH BOSTON HOLDINGS, INC., as Guarantor

By:	/s/ Wade Smith
Name:	Wade Smith
Title:	Treasurer

                                        SUN-DOLLAR, L.P., as Guarantor

                                        By:    /s/ Wade Smith
                                     South Boston Holdings, Inc. general partner
                                                                                                 Wade Smith
                                                                                                 Treasurer

By:	/s/ Wade Smith
                                           Dolgencorp, Inc. limited partner
                                                                                                 Wade Smith
                                                                                                                               Treasurer

Guarantee Signature Pages

                SOUTH BOSTON FF&E, LLC, as Guarantor

              By: Sun-Dollar, L.P. (sole member)
                       By: /s/ Wade Smith
                 South Boston Holdings, Inc. - - its general
                                   partner
                                   Wade Smith
                                   Treasurer

                DG PROMOTIONS, INC., as Guarantor

           By: /s/ Wade Smith
                Name: Wade Smith
                         Title:      Treasurer

                DOLLAR GENERAL INVESTMENT, INC., as
                Guarantor

        By: /s/ Wade Smith
                         Name: Wade Smith
                         Title:      Treasurer

                DOLLAR GENERAL MERCHANDISING, INC.,
                                              as Guarantor

                            By: /s/ Wade Smith
                           Name: Wade Smith
                        Title:      Treasurer

Guarantee Signature Pages

                                        DOLLAR GENERAL PARTNERS, as Guarantor

                                        By: /s/ Wade Smith
                                                Dollar General Corporation - its authorized
                                                         general partner
                                                                                                Wade Smith
                                                                                                Treasurer

                                                    /s/ Wade Smith
                                        By: Dollar General Merchandising, Inc. — its
                                                          general partner
                                     Wade Smith
                                                                                                 Treasurer

                                        DGC PROPERTIES OF KENTUCKY LLC, as
                                        Guarantor
                                        By: /s/ Wade Smith
                                     Dollar General Partners as sole member
By:	Dollar General Corporation - its authorized general partner
                                                                                                 Wade Smith
                                                                                                 Treasurer

Guarantee Signature Pages

                    CITICORP NORTH AMERICA, INC., as
                                                  Collateral Agent

                                                  By: /s/ Jeffrey Nitz
                 Name:  Jeffrey Nitz
                              Title:     Director

Guarantee Signature Pages

ANNEX A TO

THE GUARANTEE

SUPPLEMENT NO. [ ] dated as of [                    ] to the GUARANTEE (the “Guarantee”) dated as of July 6, 2007, among each of the Guarantors listed on the signature pages thereto (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”), and Citicorp North America Inc., as Collateral Agent for the Lenders from time to time parties to the Credit Agreement referred to below.

A.    Reference is made to that certain Credit Agreement, dated as of the date hereof, (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among Dollar General Corporation, a Tennessee corporation (the “Borrower”), the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), Goldman Sachs Credit Partners L.P., as Syndication Agent, Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as Documentation Agents, and Citicorp North America, Inc., as Administrative Agent and Collateral Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C.    The Guarantors have entered into the Guarantee in order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement and to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower and/or its Restricted Subsidiaries.

D.    Section 9.11 of the Credit Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders to make additional Loans, to induce one or more Hedge Banks to enter into Secured Hedge Agreements and as consideration for Loans previously made.
Accordingly, the Collateral Agent and each New Guarantor agrees as follows:

SECTION 1.    In accordance with Section 19 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor, and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor. The Guarantee is hereby incorporated herein by reference.

SECTION 2.    Each New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.    This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Collateral Agent. This Supplement shall become effective as to each New Guarantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Collateral Agent.

SECTION 4.    Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.    Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.    All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

IN WITNESS WHEREOF, each New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

                        [NAME OF NEW GUARANTOR]

                        By:
                                    Name:
                        Title:

                        CITICORP NORTH AMERICA, INC., as Collateral Agent

                        By:
                        Name:
                        Title: